CUSIP NO. 874224207	13 G	Page 17 of 18

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the ordinary shares of Talend S.A. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 13, 2017

BALDERTON CAPITAL IV L1 S.À.R.L.

By:	/s/ Christophe Ponticello
Name: Christophe Ponticello
Title: Manager

By:	/s/ Simon Henin
Name: Simon Henin
Title: Manager

BALDERTON CAPITAL IV L2 S.À.R.L.

By:	/s/ Christophe Ponticello
Name: Christophe Ponticello
Title: Manager

By:	/s/ Simon Henin
Name: Simon Henin
Title: Manager

BALDERTON CAPITAL IV, L.P.

By:	Balderton Capital Partners IV, L.P.,
Its general partner

By:	Balderton Capital General Partner IV, LLC, Its general partner

By:	/s/ Andrew Carre
Name: Andrew Carre
Title: Manager

BALDERTON CAPITAL PARTNERS IV, L.P.

By:	Balderton Capital General Partner IV, LLC,
Its general partner

By:	/s/ Andrew Carre
Name: Andrew Carre
Title: Manager

CUSIP NO. 874224207	13 G	Page 18 of 18

BALDERTON CAPITAL INVESTMENTS LIMITED

By:	/s/ James Nicolle
Name: James Nicolle
Title: Director

SURANGA CHANDRATILLAKE

/s/ Suranga Chandratillake
Suranga Chandratillake

JEROME MISSO

/s/ Jerome Misso
Jerome Misso

ANDREW WHITTAKER

/s/ Andrew Whittaker
Andrew Whittaker

JAMES NICOLLE

/s/ James Nicolle
James Nicolle